SUB ITEM 77Q 1(E)(II)

                             SUBADVISORY AGREEMENT

      This Subadvisory  Agreement  ("Agreement")
is entered into as of June 23,
2006, by and among The Huntington Funds, a Delaware
statutory  trust ("Trust"),
Huntington  Asset  Advisors,  Inc., an investment
adviser registered  under  the
Investment  Advisers Act of 1940   ("Adviser"),
and  Laffer  Investments,  Inc.
("Subadviser"), a Tennessee corporation.

                                   RECITALS:

      The Trust  is  an  open-end investment
management company registered under
the Investment Company Act of 1940, as amended
("1940 Act"), and has twenty nine

portfolios, including the  Huntington Macro 100
Fund and the Huntington VA Macro
100 Fund (each, a "Fund");

      The Trust and the Adviser have entered into an advisory agreement dated as of June 23, 2006 ("Advisory Agreement"), pursuant to which, as amended, the
Adviser provides portfolio management services to each Fund and the other portfolios of the Trust;

      The Advisory Agreement contemplates that the Adviser may fulfill its portfolio management responsibilities under the
Advisory Agreement by engaging
one or more subadvisers; and

      The Adviser and the Board of Trustees of the Trust ("Trustees") desire to retain the Subadviser to act as sub-investment adviser of each Fund and the Subadviser desires to perform sub-investment advisory services under the terms and conditions hereinafter set forth.

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust, the Adviser and the Subadviser agree as follows:

      1.    DELIVERY OF DOCUMENTS.  The Trust
and/or  the Adviser has furnished
the Subadviser with copies, properly certified or otherwise authenticated, of each of the following:

      (a)    The  Trust's  Certificate of Trust
             and Agreement and Declaration of
             Trust ("Declaration of Trust") as in
            effect on the date hereof;

      (b)   By-Laws of the Trust as in effect on
            the date hereof;

      (c)   Resolutions of the  Trustees  selecting
            the  Subadviser as the sub-
            investment  adviser  to  each Fund and
            approving the  form  of  this
            Agreement;

      (d)   Resolutions of the Trustees  selecting
            the  Adviser  as  investment
            adviser  to  each  Fund  and  approving
            the  form of the Investment
            Advisory   Agreement   and   resolutions
            adopted  by  the   initial
            shareholder of each Fund approving the form of the Investment
            Advisory Agreement;

      (e)   The Adviser's current  Investment  Advisory
            Agreement with the Trust
            on behalf of each Fund;

      (f) The Trust's current registration statement on Form N-1A as filed with the Securities and Exchange Commission
            ("SEC"), including  each
            Fund's current prospectus and statement of additional information
            (collectively called the "Prospectus");

      (g) All current written guidelines, policies and procedures of the
            Trust, which are applicable to each Fund, the Adviser or the
            Subadviser and have been approved by the Board of Trustees of the
            Trust;

      (h) The code of ethics of the Trust which has been approved by the Board of Trustees of the Trust in accordance with Rule 17j-1 under the
            1940 Act;

      (i)   The Adviser's most recent Form ADV  as
            filed  with  the  SEC and/or
            provided  to  the Adviser's clients
            (which Form ADV includes,  among
            other things, a  description  of  the
            Adviser's  policies regarding
            allocation  of  securities  among
            clients  with  common  investment
            objectives, soft dollars and
            brokerage selection);

      (j)   The provisions of the Adviser's Compliance
            Manual that apply to each
            Fund;

      (k)   A copy of the Adviser's Proxy Voting
            Policies and Procedures; and

      (l)   The Trust's Anti-Money Laundering
            Policies and Procedures.

      The Adviser will promptly furnish the
Subadviser from time  to  time  with
copies, properly certified or otherwise authenticated, of all amendments of or supplements to any of the foregoing documents. The Adviser will also furnish the Subadviser with copies of all of the documents listed on Schedule 1 to this Agreement and shall promptly (1) notify the Subadviser of any material change in any of a Fund's investment objectives, investment strategies, investment policies, investment restrictions, guidelines or procedures set forth in any of the documents listed in Schedule 1 and (2) provide the Subadviser with copies of any such document clearly marked to indicate all changes to such document. In addition, the Trust and the Adviser shall provide the Subadviser with a certification that they have adopted and approved a compliance program for the
Trust adopted in accordance with Rule 38a-1 under the 1940 Act and the compliance program for the Adviser adopted in accordance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), respectively.

      The Subadviser  has  furnished the Adviser
with a copy of the Subadviser's
Form  ADV  most  recently filed  with  the  SEC,
(which  Form  ADV  includes  a
description of the  Subadviser's  policies
regarding  allocation  of securities
among  clients  with  common  investment
objectives, soft dollars and brokerage
selection) and the code of ethics established
by the Subadviser pursuant to Rule
17j-1 under the 1940 Act ("Subadviser's Code
of  Ethics").  The Subadviser will
promptly  furnish the Adviser with copies of
any amendments  to  each  of  those
documents.   The  Subadviser will also provide
the Adviser with the Subadviser's
approved list of securities for equity portfolios and any updates or revisions thereto at least monthly.

   The Subadviser will also provide  the
Adviser and the Fund accountant with a
list and specimen signatures of the parties who are authorized to act on behalf of the Subadviser and will promptly notify
Adviser  in writing of any changes to
that list.

      2.    INVESTMENT SERVICES.  Subject to
the supervision  and  review of the
Adviser and the Trustees, the Subadviser will manage the investments of each Fund on a discretionary basis, including the purchase, retention and disposition of securities, in a manner that is (a) consistent with the investment objectives, investment strategies, investment policies and restrictions of each
Fund as set forth in its Prospectus, (b) in conformity with the 1940 Act, (c) compliant with the requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended, and (d) compliant with all other applicable federal securities laws and regulations, instructions and directions received by the Subadviser in writing from the Adviser or the Board of Trustees, and all applicable provisions in the documents provided to the Subadviser, pursuant to Section 1 above, as each of the documents may, from time to time, be amended or supplemented, provided that clearly marked copies of the documents as amended or supplemented, when it is reasonably practicable, have been promptly provided to the Subadviser.

      The Subadviser will exercise its best
judgment  in  providing the services
specified in this Agreement. In fulfilling its obligations under this Agreement, the Subadviser shall be entitled to reasonably rely on and act in accordance with instructions provided to it by the Adviser or the Trust.

      The  Subadviser  will, at its own
      expense, and subject to the oversight of the Adviser and the Board of Trustees:

      (a)   Manage  on  a   discretionary
            basis  each  Fund's  investments  and
            determine from time  to  time
            which  securities  will be purchased,
            retained,  sold or loaned by a
            Fund, and what portion  of  a  Fund's
            assets will be invested or held
            uninvested as cash.

      (b)   Place orders with or through brokers,
            dealers or issuers in order to
            effect or execute portfolio transactions for a Fund, subject at all times to the Subadviser's duty to
            (i) use its best efforts to obtain
            for a Fund the most  favorable  terms
           and  best  execution  of such
            portfolio transactions, (ii) comply
            with any policy with respect  to
            effecting  or  executing  portfolio
            transactions for a Fund, as set
            forth in the Fund's Prospectus, and
            (iii)  comply  with  any written
            policies  and  procedures of the Trust,
            as approved by the Board  of
            Trustees from time to time.

            In using its best efforts to obtain for
             each Fund the most favorable
            terms and best execution  of  portfolio
            securities, the Subadviser,
            bearing  in  mind  the Fund's best
            interests  at  all  times,  shall
            consider all factors it deems relevant, including but not limited to: the price and size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker or dealer involved in the transaction, and the quality of service rendered by the broker or dealer in other transactions.

            Subject to such policies and procedures
            as the Board of Trustees may
            approve, the Subadviser  may,  to  the
            extent authorized by Section
            28(e) of the Securities Exchange Act of
            1934,  as  amended,  cause a
            Fund  to pay a broker or dealer that
            provided brokerage and research
            services  to  the  Adviser or the
            Subadviser an amount of commission
            for effecting a portfolio  transaction
            in  excess  of the amount of
            commission another broker or dealer would
             have charged for effecting
            that transaction if the Subadviser
            determines, in good  faith,  that
            such amount of commission is reasonable
            in relationship to the value
            of  such  brokerage or research services
            provided viewed in terms of
            that   particular    transaction   or
            the   Subadviser's   overall
            responsibilities to each Fund or its
            other advisory clients.  To the
            extent  authorized  by  Section  28(e)
            and  the  Trust's  Board  of
            Trustees,  the  Subadviser   shall  not
            be  deemed  to  have  acted
            unlawfully or to have breached any
            duty created by this Agreement or
            otherwise solely by reason of such
            action.

      (c)   Submit such reports and information
            relating  to the valuation of a
            Fund's  securities  as  the  Adviser
            or  the  Board may  reasonably
            request.

      (d)   Maintain  all  accounts, books and
            records pertaining  to  the  Fund
            ("Fund's Books and  Records")  as
            are  required  of  an  investment
            adviser of a registered investment
            company pursuant to Section 31 of
            the 1940 Act and the rules and
            regulations adopted thereunder and by
            applicable  provisions  of  the
            Advisers  Act,  including,  without
            limitation,  a  daily ledger of
            such assets and liabilities relating
            to each Fund, and  brokerage  and
            other  records  of  all portfolio
            transactions  for each Fund. The
            Fund's Books and Records  shall  be
            available for inspection or
            duplication by the Adviser and the Trust on any day that a Fund is open for business, upon reasonable request, and shall be available for telecopying to the Adviser or the Trust on any such business day.

      (e)   Adhere to the Adviser's  Proxy
            Voting Policy when voting securities
            held in a Fund's portfolio.

      (f)   From time to time, as the Adviser
            or  the  Trustees  may reasonably
            request,  furnish  the  Adviser
            and  to  each  of the Board members
            reports of Fund's securities
            transactions and reports  on securities
            held in a Fund's portfolio, all
            in such detail as the Adviser or the
            Trustees may reasonably request.

      (g)   Inform  the  Adviser  and  the
             Trustees  of material or significant
            changes in (i) investment strategy
            or policies that will be employed
            in managing a Fund's investments or
            (ii) key investment or executive
            officers of the Subadviser
            (including any change in the personnel who manage the investments of a Fund.)

      (h)   Make  its officers and employees
            available to meet with the Trustees
            and the  Adviser  at  such  times
            and  with  such  frequency as the
            Trustees  or  the Adviser reasonably
            request, on due notice  to  the
            Subadviser, but at least annually,
            to review a Fund's investments in
            light of current and prospective
            market conditions.

       (i)  Furnish to the Board members such
            information as may be requested by
            them in writing  and  as  reasonably
            necessary  in  order  for  the
            Trustees  to  evaluate  this Agreement
            or any proposed amendments to
            this Agreement for the purpose of
	    casting a vote pursuant to Section
            12 or 13 hereof.

       (j)  Furnish to the Adviser such
            information
	    as may be requested by the
            Adviser  and  reasonably  necessary
            in  order for  the  Adviser  to
            evaluate this Agreement and the
            Subadviser's performance hereunder.

       (k)  The Subadviser will advise the
            Adviser, and,  if  instructed  by the
            Adviser, will advise each Fund's
            custodian and Fund accountant  each
            day  by electronic communication of
            each confirmed purchase and sale
            of a security for the Fund.  Such
            communication with respect to each
            security  purchased  for  or  sold
            by  the  Fund  shall provide the
            following information: the name of
            the issuer; the full  description
            of the security including its class;
            the amount or number  of shares
            of  the  security  purchased  or
            sold; the market price; commission
            paid; government charges; the gross
            or  net  price of the security;
            the trade date; the settlement date;
            the identity  of  the effecting
            broker  or  dealer  and, if different,
            the identity of the  clearing
            broker.

       (l)  Cooperate  generally  with
           a  Fund  and  the  Adviser  to  provide
            information requested by them  in
            the possession of the Subadviser,
            or reasonably available to it,
            necessary  for the preparation of the
            registration statement for the Fund
            and all  periodic  reports to be
            filed  by each Fund or the Adviser
           with the SEC, including  but  not
            limited  to, Form N-1A, semi-annual
            reports for each Fund on Form N-
            SAR and Form N-CSR, shareholder
            communications regarding a Fund, and
            proxy materials  furnished  to
            holders  of  shares  of  a Fund, and
            filings  with  state  "blue sky"
            authorities and with United  States
            agencies responsible for tax
            matters regarding each Fund.

      (m)   Allow the Adviser, its representative,
            internal or external auditors
            and regulators to visit  and
            audit Subadviser's operations relating
            to  Subadviser's  services  under
            this  Agreement  as  Adviser  may
            reasonably request, at reasonable
            times and upon reasonable notice,
            but at least once annually.

      (n)   Deliver instructions or directions
            to  the  Adviser via such written
            or  oral  reports  as  a  Fund's
            custodian and fund  accountant  may
            require.  Subadviser shall  instruct
            all  brokers, dealers or other
            persons executing orders with
            respect to a Fund  to  forward
            to the
            Adviser  copies  of  all  brokerage
            or dealer confirmations promptly
            after execution of all transactions.

      (o)   Comply with all requirements  of
            Rule  17j-1  under  the  1940 Act,
            including  the  requirement  to
            submit  its  Code of Ethics and any
            material  changes  thereto  to
            the Trustees for approval,  and  any
            similar requirements as may be
            adopted by the SEC under the Advisers
            Act.  The Subadviser will submit
            any material change in its Code of
            Ethics to the Trustees promptly
            after  the  adoption of such change.
            The Subadviser will promptly report
            any material  violations  of its
            Code  of  Ethics or related procedures
            and any related sanctions  to
            the Trustees  and  will  provide a
            written report to the Trustees at
            least annually in accordance with
            the requirements of Rule 17j-1 and
            any similar requirements as  may  be
            adopted  by  the SEC under the
            Advisers  Act.   The Subadviser
            will also require that  its
            "Access
            Persons" (as such  term
            is  defined  in  Rule  17j-1)
            provide  the
            Subadviser  with  quarterly
            personal investment transaction reports
            and initial and annual holdings
            reports, and otherwise require such
            of those persons as is appropriate
            to be subject to the Subadviser's
            Code of Ethics.

      (p)   Adopt and implement by
            October 5,  2004,  a  compliance
            program  in
            accordance with Rule 206(4)-7 under
            the Advisers Act.

      3.    EXPENSES  PAID  BY THE SUBADVISER.
The Subadviser will pay the cost
of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in
Section 2, and will pay for travel expenses related to attendance at meetings of the Board of Trustees of the Trust, except as provided in Section 4(o) hereof.

      4.    EXPENSES OF A FUND NOT PAID BY
THE SUBADVISER.  The Subadviser will
not be required to pay any expenses of a Fund
or  any  other expenses that this
Agreement  does  not  expressly  state shall
be payable by the  Subadviser.   In
particular, and without limiting the generality of the foregoing, the Subadviser will not be required to pay under this Agreement:

      (a)   the  compensation  and  expenses
            of  Trustees  and  of  independent
            advisers, independent contractors,
             consultants,  managers and other
            agents  employed  by  the  Trust  or
            a Fund other than through  the
            Subadviser;

      (b)   organization  and  offering expenses of
            a  Fund  (including  out  of
            pocket expenses);

      (c)   legal, accounting and  auditing
            fees and expenses of the Trust or a
            Fund;

      (d)   the fees and disbursements of
            custodians  and  depositories  of  the
            Trust  or  a  Fund's  assets,  or
            ny fees and expenses of a Fund's
            administrator, transfer agents,
            disbursing  agents,  plan agents and
            registrars;

      (e)   a Fund's interest expenses;

      (f)   telephone,   telex,  facsimile,
            postage  and  other  communications
            expenses of a Fund or Adviser;

      (g)   taxes and governmental  fees
            assessed against the Trust or a Fund's
            assets and payable by the Trust or
            a Fund;

      (h)   dues  and  expenses  of  each of
            a  Fund  or  the  Adviser  for  its
            respective membership in investment
            trade organizations;

      (i)   cost of insurance relating  to
            fidelity  bond coverage or directors
            and  officers/  errors and omissions
            coverage  for  a  Fund  or  the
            Adviser;

      (j)   the cost of preparing, printing and
            mailing Prospectuses, dividends,
            distributions, reports,  notices and
            proxy materials to shareholders
            of the Trust or a Fund;

      (k)   brokers' commissions and underwriting fees;

      (l)   the payments for maintaining  a Fund's
            books and records (other than
            those books and records the Subadviser
            maintains in connection with
            the performance or its duties under
            this  Agreement) and any expense
            associated with calculating the daily
             net asset  value of the shares
            of a Fund;

      (m)   other payments for portfolio
            pricing or valuation services;

      (n)   expenses of any shareholder
            meetings; and

      (o)   travel expenses related to attendance
            at the annual  meeting  of the
            Board  of  Trustees  of  the
            Trust during which the renewal of this
            Agreement is considered.

      5.    REGISTRATION AS AN ADVISER.  The
Subadviser  hereby  represents and
warrants that it is registered with the SEC as an investment adviser under the Advisers Act, and covenants that it intends to remain so registered for the duration of this Agreement. Subadviser shall notify the Adviser immediately in the event that Subadviser ceases to be registered with the SEC as an investment adviser under the Advisers Act.

      6.    COMPENSATION OF THE SUBADVISER.
For all  services  to  be rendered,
facilities  furnished  and expenses paid or
assumed by the Subadviser as  herein
provided for a Fund, the  Adviser will pay
the Subadviser an annual fee equal to
0.50% of the Huntington Macro  100  Fund's
and 0.40% of the Huntington VA Macro
100 Fund's average daily net assets.  Such
fee  shall  be accrued daily and paid
monthly on behalf of the Adviser to the
Subadviser no later than the 15th day of
the  following  month.   The  "average
daily net assets" of a Fund shall be determined on the basis set forth in the Fund's Prospectus or, if not described therein, on such basis as is consistent with Rule 2a-4 and Rule 22c-1 of the 1940 Act and the regulations promulgated thereunder. The Subadviser will receive a pro rata portion of such monthly fee for any periods in which the
Subadviser  advises  a  Fund less
than a full month.  The Subadviser
understands
and agrees that neither the  Trust
nor a Fund has any liability for
 the payment
of  Subadviser's  fee  hereunder
and that  the  payment  of  fees
owed  to  the
Subadviser shall be the  sole
responsibility of the Adviser.
Calculations of the
Subadviser's fee will be based
on  average  net asset values
as provided to the
Subadviser by the Adviser
or the Trust.

      7.    OTHER  ACTIVITIES
OF THE SUBADVISER  AND  ITS  AFFILIATES.
It  is
understood that the services under
this  Agreement  are  not exclusive
and that
nothing in this Agreement shall
prevent the Subadviser or any
of its affiliates
or associates from engaging in
any other business or from
acting  as  investment
adviser or manager for any
other person or entity or
providing similar  services
to  any other person or
entity, whether or not
having investment policies  or  a
portfolio  similar  to
a  Fund.   It  is specifically
understood that officers,
trustees/directors and employees
of the  Subadviser  and those of
its affiliates
may  engage  in  providing
portfolio management services
and  advice  to  other
investment advisory clients
of the Subadviser or of its affiliates.

      8.    AVOIDANCE OF INCONSISTENT POSITION.
In connection with purchases or
sales of portfolio  securities for
the account of a Fund, neither the
Subadviser
nor any of its trustees/directors,
officers  or employees will act as
principal
or agent or receive any commission,
except in compliance with applicable
law and
the relevant policies and procedures of a Fund. The Subadviser shall not knowingly recommend that the Fund purchase, sell or retain securities of any issuer in which the Subadviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.

      Nothing herein contained shall
limit or restrict the Subadviser  or any of
its  officers,  affiliates  or employees
from buying, selling or trading in  any
securities  for its or their own  account
 or  accounts.   The  Trust  and  Fund
acknowledge that  the Subadviser and its
officers, affiliates and employees, and
its other clients may  at  any time have,
acquire, increase, decrease or dispose
of positions in investments  which  are
at  the  same  time  being  acquired or
disposed of by a Fund.  The Subadviser
shall have no obligation to acquire  with
respect  to  a  Fund,  a  position  in
any  investment that the Subadviser, its
officers, affiliates or employees may
acquire  for  its or their own accounts or
for the account of another client if, in the
sole discretion  of the Subadviser,
it is not feasible or desirable to acquire
a position in such investment  for  a
Fund.   Nothing herein contained shall
prevent the Subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security. The
Subadviser expressly acknowledges and
agrees, however, that in any of the above described transactions, and in all cases, the Subadviser is obligated to fulfill its fiduciary duty as Subadviser to a Fund and it shall require such of its Access Persons as is appropriate to comply with the requirements of the Subadviser's Code of Ethics.

      When a security  proposed to be
purchased or sold for a Fund is also to be
purchased or sold for other accounts managed
by the Subadviser at the same time,
the Subadviser shall make such purchase or
sale on a pro-rata, rotating or other
fair and equitable basis so as to avoid
any one account being preferred over any
other account.  The Subadviser shall
disclose to the Adviser and to the
Trustees
the  method  used  to  allocate
purchases  and  sales  among  the
 Subadviser's
investment advisory clients.   It
is further understood that the
Subadviser may,
but  shall  not be obligated to,
aggregate the orders for securities to be purchased or sold.

      9.    NO PARTNERSHIP OR JOINT VENTURE.
The Trust, a Fund, the Adviser and
the Subadviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

      10.   LIMITATION OF LIABILITY AND INDEMNIFICATION.

      (a)   In  the  absence  of  (i)  willful
            misfeasance,  bad faith or gross
            negligence  on  the  part  of  the
          Subadviser, (ii) the  failure  to
            disclose to the Adviser a material
           fact regarding the Subadviser or
            its investment advisory services as
          they  relate  to the Fund; (iii)
            the  failure  to  correct  any
            untrue statement of a material  fact
            regarding the Subadviser made by
           the  Subadviser to the Adviser, or
            (iv) the reckless disregard by the
           Subadviser of its obligations and
            duties under this Agreement, the
            Subadviser  shall not be subject to
            any liability to the Adviser, the Trust
            or a Fund,  any  shareholder
            of  a Fund, or to any person, firm or
             organization, for any  act  or
            omission  in  the  course  of  or  in
            connection with rendering its
            services under this Agreement.
            Specifically,  the  Subadviser shall
            not be liable to the Adviser or a
            Fund for any error  of judgment or
            mistake of law, subject to the
            limitations of Section 17(i)  of  the
            1940   Act.   Nothing  herein,  however,
            shall  derogate  from  the
            Subadviser's obligations under federal and state securities laws.
            Any person, even though also employed
            by the Subadviser, who may be
            or become an employee of and paid by
            the  Trust  or  a Fund shall be
            deemed, when acting within the scope of
            his employment  by the Trust
            or a Fund, to be acting in such
            employment solely for the Trust or a
            Fund and not as the Subadviser's employee or agent. Subadviser will maintain appropriate fidelity bond insurance coverage and shall provide evidence of such coverage upon request of Adviser.

      (b)   In  the  absence  of (i) willful
            misfeasance,  bad  faith  or  gross
            negligence on the part  of  the
           Adviser,  (ii)  the  failure of the
            Adviser  to disclose in the Prospectus
             or any filing made  with  the
            SEC respect  to  the Trust, a Fund or
            the Adviser any material fact;
            (iii) the failure  by the Adviser to
            correct any untrue statement of
            a material fact contained in the
            Prospectus or any other filing made
            with the SEC regarding the Trust,
            a Fund or the Adviser; or (iv) the
            reckless disregard by  the  Adviser
            of  its  obligations and duties
            under this Agreement, Adviser shall
            not be subject  to any liability
            to  Subadviser  for  any  act  or
            omission in the course of  or  in
            connection  with  the  Adviser's
           carrying   out   its   duties  and
            obligations  under this Agreement.
           Specifically, the Adviser  shall
            not be liable to the Subadviser
            for any error of judgment or mistake
            of law.  Nothing  herein, however,
            shall derogate from the Adviser's
            obligations under federal and state
            securities laws.

      (c)   Subadviser  and  Adviser  shall  each
             defend,  indemnify  and  hold
            harmless the other party and the other
            party's affiliates, officers,
            trustees/directors,  members, employees
            and agents, from and against
            any claim, loss, liability,  judgment,
            awards, settlements for which
            prior  approval  of the indemnifying
            party  is  obtained,  damages,
            deficiency, penalty,  cost  or expense
            (including without limitation
            reasonable attorneys' fees and
            disbursements  for external counsel)
            resulting  from  (i)  the  reckless
            disregard  of the  indemnifying
            party's obligations and duties
            hereunder; (ii) willful  misfeasance,
            bad faith or gross negligence on the
            part of the indemnifying party,
            its officers, trustees/directors,
             members, employees and agents with
            respect  to  this  Agreement or a
            Fund or (iii) the failure  of  the
            indemnifying party to  disclose
            any material fact or the failure of
            the indemnifying party to correct
            any untrue statement of a material
            fact  whether  such  claim,  loss,
            liability,  damages,  deficiency,
            penalty,  cost  or  expense was
            incurred  or  suffered  directly  or
            indirectly.

      (d)   Adviser is liable to,  and shall
            indemnify, a Fund and the Trust for
            any acts and omissions of  the
            Subadviser  to  the  same extent the
            Adviser,  under the terms of the
            Advisory Agreement, is  liable  to,
            and must indemnify  a  Fund and
            the Trust for the Adviser's acts and
            omissions.

      (e)   The indemnification provisions
            in Section 10 of the Agreement shall
            survive the termination of this Agreement.

      11.   ASSIGNMENT AND AMENDMENT.
This Agreement may not be assigned by the Subadviser, and shall automatically terminate, without the payment of any penalty, in the event (a) of its assignment, including any change in control of the Adviser or the Subadviser which is deemed to be an assignment under the 1940
Act, or (b) that the Investment  Advisory
Agreement  between  the Trust and the
Adviser is assigned or terminates for any reason. Trades that were placed prior to such termination will not be canceled;
 however, no new trades  will be placed
after notice of such termination is received.

      The  terms  of this Agreement shall not
be changed unless such  change  is
agreed to in writing by the parties hereto and is approved by the affirmative vote of a majority of the Trustees of the Trust voting in person, including a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such change, and (to the extent required by the 1940 Act) unless also approved at a meeting by the affirmative vote of the majority of outstanding voting securities of the Fund.

      12.   DURATION AND  TERMINATION.  This
Agreement shall become effective as
of the date first above written and shall remain in full force and effect through August 31, 2006, and thereafter for successive periods of one year
(provided such continuance is approved at least annually in conformity with the requirements of Section 15 of the 1940 Act) unless the Agreement is terminated automatically as set forth in Section 11 hereof or until terminated as follows:

      (a)   The Trust or the Adviser may at any
           time terminate  this  Agreement,
            without  payment  of  any  penalty,
            by not more than 60 days' prior
            written  notice  delivered  or mailed
            by  registered  mail,  postage
            prepaid,  or by nationally recognized
           overnight  delivery  service,
            receipt requested,  to  the
            Subadviser.   Action of the Trust under
            this subsection may be taken either
             by (i) vote  of its Trustees, or
            (ii)  the affirmative vote of the
            outstanding voting  securities  of
            the Fund; or

      (b)   The Subadviser  may at any time
            terminate this Agreement by not less
            than  120  days'  prior   written
            notice  delivered  or  mailed  by
            registered  mail,  postage  prepaid,
            or  by  nationally  recognized
            overnight delivery service,
            receipt requested, to the Adviser.

      Termination of this Agreement pursuant
to  this  Section shall be without
payment of any penalty.

      Fees payable to Subadviser for services
rendered under this Agreement will
be prorated to the date of termination of the Agreement.

      In  the  event  of  termination  of
this  Agreement for any  reason,  the
Subadviser shall, promptly upon receiving
notice of  termination  or  a  receipt
acknowledging delivery of a notice of
termination to Adviser, or such later date
as  may be specified in such notice, cease
all activity on behalf of a Fund  and
with  respect to any of its assets, except
as expressly directed by the Adviser,
and except  for  the  settlement of
securities transactions already entered into
for the account of a Fund.   In addition, the
Subadviser shall deliver copies of
a Fund's Books and Records to the Adviser upon request by such means and in accordance with such schedule as the Adviser shall reasonably direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of Fund investment management to any successor to the Subadviser, including the Adviser; provided however that the
Subadviser shall be permitted to retain copies of such records for its own protection and may not disclose such information to other parties unless required to comply with any law, rule, regulation or order of a court or government authority.

      13.   APPROVAL OF AGREEMENT.   The
parties  hereto  acknowledge and agree
that  the obligations of the Trust, the
Adviser, and the Subadviser under this Agreement shall be subject to the following condition precedent: this Agreement shall have been approved by the vote of a majority of the Trustees, who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such approval.

      14.   MISCELLANEOUS.

      (a)   The  captions in this Agreement  are
          included  for  convenience  of
            reference  only  and in no way
            define or limit any of the provisions
            hereof or otherwise  affect  their
           construction  or  effect.   This
            Agreement   may   be   executed
            simultaneously   in  two  or  more
            counterparts, each of which shall
            be deemed an original,  but all of
            which  together  shall constitute
            one and the same instrument.   The
            obligations of the Trust and a Fund
            are not personally binding upon,
            nor shall resort to  the  private
            property of, any of the Trustees,
            shareholders, officers, employees or
            agents of the Trust or a Fund,
            but only a Fund's property shall
            be bound.   The  Trust  or  a  Fund
            shall  not  be liable for the
            obligations of any other series of the
            Trust.

      (b)   Any information  supplied  by
            the  Trust  or  the  Adviser  to  the
            Subadviser  in  connection  with
             the performance of the Subadviser's
            duties hereunder, or learned  by
            the  Subadviser as a result of its
            position as Subadviser to a Fund,
            which information is not otherwise
            in the public domain, is to be
            regarded  as confidential information
            for use by the Subadviser only in
            connection with the performance of
            its  duties hereunder. Any such
            information  in  the  hands  of  the
            Subadviser  may  be  disclosed
            as necessary to comply with any law,
            rule, regulation or order of a court
            or government authority.

      (c)   Any  information supplied by the
            Subadviser  to  the  Trust  or  the
            Adviser  in  connection  with
            the  performance  of the Subadviser's
            duties under this Agreement or
            learned by the Trust  or  the Adviser
            as  a  result of the services
            provided by the Subadviser under  this
            Agreement,  which information is
            not otherwise in the public domain,
            is  to be regarded  as  confidential
            information  for  use  by  the
            Adviser, a Fund and/or its agents
            only in connection with a Fund and
            its investments.   Any such
            information in the hands of either party may be disclosed as necessary to comply with any law, rule, regulation or order of a court or government authority.

      (d)   The Subadviser  agrees  to  submit
            any  proposed  sales  literature
            (including advertisements, whether
            in paper, electronic or  Internet
            medium)  for  the  Trust,  a  Fund,
            the Subadviser or for any of its
            affiliates which mentions the Trust,
             a  Fund or Adviser (other than
            the use of a Fund's name in a list of
            clients  of the Subadviser) to
            the Adviser and to a Fund's
            distributor for review and filing with the appropriate regulatory authority prior to public release of any such sales literature; provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Subadviser to produce sales literature for the Trust or a Fund.

      (e)   The  Trust  and the Adviser
            agree  to  submit  any  proposed  sales
            literature that mentions the Subadviser
            to the Subadviser for review
            prior to use  and  the  Subadviser
           agrees  to  promptly review such
            materials  by  a  reasonable
            and appropriate deadline.   The  Trust
            agrees to cause the Adviser and
            the Trust's distributor to promptly
            review  all  such  sales  literature
            for  compliance  with  relevant
            requirements, to promptly advise
            the Subadviser of any deficiencies
            contained in such sales literature,
            and  to promptly file complying
            sales literature with the relevant
            regulatory authorities.

      (f)   All notices, consents, waivers and
            other communications  under  this
            Agreement  must  be  in  writing and,
             other than notices governed by
            Section 12 above, will be  deemed
            to  have been duly given when (i)
            delivered by hand (with written
            confirmation  of receipt), (ii) sent
            by telecopier, provided that receipt
            is confirmed by return telecopy
            and  a  copy  is sent by overnight
            mail via a nationally  recognized
            overnight delivery  service (receipt
            requested); (iii) when received
            by the addressee, if  sent  via
            a  nationally  recognized overnight
            delivery service (receipt requested)
            or U.S. mail (postage prepaid),
            in  each case to the appropriate
            address and telecopier  number  set
            forth  below  (or  to  such other
            address and telecopier number as a
            party may designate by notice to
            the other parties):

            Subadviser:  Laffer Investments, Inc.
                         2909 Poston Avenue, Suite 101
                         Nashville, TN  37203
                         Attention:  Arthur B. Laffer, Jr.
                         Facsimile Number:  615-320-3806
                         Telephone Number:  615-320-3989
                         E-Mail address:  ablafferjr@laffer.com

            Adviser:     Huntington Asset Advisors, Inc.
                         41 High Street
                         Columbus, OH  43287
                         Attention:  Chief Investment Officer
                         Facsimile Number:  614-480-3612
                         Telephone Number:  614-480-4290

            Trust:       The Huntington Funds
                         5800 Corporate Drive
                         Pittsburgh, Pennsylvania 15237-7010
                         Attention:  Secretary
                         Facsimile Number:  412-288-3063
                         Telephone Number:  412-288-1432

      (g)   For purposes of this Agreement:  (i)
           "affirmative vote of a majority
            of the outstanding voting securities of the Fund" means the affirmative vote, at an annual  meeting
             or a special meeting of the
            shareholders of the Fund, duly called
            and  held,  (A) of 67% or more
            of  the  shares  of  the  Fund present
            (in person or by  proxy)  and
            entitled to vote at such meeting, if
             the holders of more than 50% of
            the outstanding shares of the  Fund
            entitled to vote at such meeting
            are present (in person or by proxy),
            or (B) of more than 50% of the
            outstanding shares of the Fund entitled
            to  vote  at  such meeting,
            whichever  is  less;  and  (ii)
              "interested person" and "assignment"
            shall have the respective meanings
           as  set  forth  in the 1940 Act,
            subject, however, to such exemptions
             as may be granted  by  the  SEC
            under the 1940 Act.

      (h)   This Agreement shall be construed
            in accordance with the laws of the
            State of Ohio and the applicable
            provisions of the 1940 Act.

      (i)   The  provisions  of  this Agreement
            are independent of and separable
            from each other and no  provision
            shall  be  affected  or  rendered
            invalid  or  unenforceable by
            virtue of the fact that for any reason
            any other or others  of  them may
            be deemed invalid or unenforceable
            in whole or in part.

      (j)   Subadviser agrees to maintain  the
            security  and confidentiality of
            nonpublic  personal  information
            ("NPI")  of  Fund   customers  and
            consumers, as those terms are defined
            in Regulation S-P, 17 CFR Part
            248.   Subadviser  agrees  to
             use and redisclose such NPI  for  the
            limited  purposes  of  processing and
             servicing  transactions;  for
            specific law enforcement  and
            miscellaneous purposes; and to service
            providers  or  in  connection   with
            joint  marketing  arrangements
            directed by a Fund, in each instance
            in  furtherance  of fulfilling
            Subadviser's  obligations  under
            this Agreement and consistent  with
            the  exceptions  provided in 17
            CFR  Sections  248.14,  248.15  and
            248.13, respectively.

      (k)   Any question of interpretation  of
            any  term  or  section  of  this
            Agreement  having  a counterpart
            in or otherwise derived from a term
            or provision of the  1940  Act  or
            Advisers Act shall be resolved by
            reference to such term or provision
            of the 1940 Act or Advisers Act
            and interpretation thereof, if any,
            by  the United States courts or,
            in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act or Advisers Act.
             In addition, where the effect of a
            requirement  of the 1940  Act  or
            Advisers  Act  reflected  in  any
            provision of this  Agreement is
            relaxed by rule, regulation or order
            of  the  SEC,  whether  of  special
            or  general  application,  such
            provision shall  be  deemed  to
            incorporate the effect of such rule,
            regulation or order.

      15.   LIMITATIONS OF LIABILITY OF
TRUSTEES  AND SHAREHOLDERS OF THE TRUST.
The  execution  and  delivery  of  this
Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of a Fund, or Class, as provided in the Declaration of Trust.

      IN WITNESS WHEREOF,  the  parties
hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

                                     THE HUNTINGTON FUNDS


                                     By:  /s/ George M. Polatas
                                     Name:  George M. Polatas
                                     Title:  Vice President


                                     HUNTINGTON ASSET ADVISORS, INC.


                                     By:  /s/ B. Randolph Bateman
                                     Name:  B. Randolph Bateman
                                     Title:  President

                                     LAFFER INVESTMENTS, INC.


                                     By:  /s/ Arthur B. Laffer, Jr.
                                     Name:  Arthur B. Laffer, Jr.
                                     Title:  Chief Executive Officer

                                  SCHEDULE 1

Custody Agreement between the Trust and the Fund's custodian ("Custodian"), including information as to:
      The Fund's nominee
      The federal tax identification numbers
of the Fund and its nominee
      All routing, bank participant  and
account  numbers and other information
            necessary to provide proper
instructions  for  transfer and delivery
            of securities to the Fund's
account at the Custodian
      Name,  address,  telephone  and
Fax  number of the Custodian's  employees
            responsible for the Fund's
accounts
      The Fund's pricing service and
contact persons

All procedures and guidelines adopted by the Board of Trustees or the Adviser regarding:
      Transactions with affiliated persons
      Guidelines for Determining Fair
      Value of  Securities
      Net Asset value Correction
      Policies and Procedures
      Evaluating the liquidity of securities
      Segregation  of  liquid  assets
       in  connections  with  firm  and  standby
            commitments
      Derivative contracts and securities
      Repurchase Agreement Guidelines
      Rule 10f-3 (relating to affiliated
      underwriting syndicates)
      Rule 12d3-1 checklist
      Rule 17a-7 (relating to interfund
      transactions)
      Rule 17e-1 (relating to transactions
      with affiliated brokers) and
      Release No. IC-25072 (exemptions for investments in affiliated money market funds)

Any master agreements that the Trust has entered into on behalf of the Fund, including:
      Master Repurchase Agreement
      Master Futures and Options Agreements
      Master Foreign Exchange Netting Agreements
      Master Swap Agreements
      Form of Securities Lending Agency Agreement

Other  agreements  that  the  Trust  has
 entered  into  on  behalf of the Fund,
including:
      Investment Advisory Agreement
      Administrative Services Agreement
      Distribution Agreement
      Expense Limitation Agreement

Other relevant documents, including:
      Rule 12b-1 Distribution and Service
Plan and any related agreements
      Rule 18f-3 Plan
      CFTC Rule 4.5 letter